EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-125994, 333-139484, 333-159749, 333-173494, 333-180095 and 333-189391) and Form S-3 (File Nos. 333-186067 and 333-193105) of NeoGenomics, Inc. of our report dated March 3, 2015 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Tampa, Florida

March 3, 2015